                                                                    Exhibit 4.01

                  This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository named below or a nominee of the Depository. This Note is not exchangeable for Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described herein.

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depository"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                 CITIGROUP INC.

REGISTERED                                                       REGISTERED

                                                         CUSIP: 172967 CD 1
                                                         ISIN: US172967CD19
                                                     Common Code: 017968106

No. R-0001-DTC                                                           Y0

                  CITIGROUP INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Y0 (or such other principal sum as has been most lately endorsed on the Schedule of Exchanges of Interests hereto) on October 30, 2008 and to pay interest thereon from and including October 30, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 30 and October 30 of each year, commencing April 30, 2004, at the rate of 0.800% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the April 15 or October 15, respectively (whether or not a Business Day) next preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a subsequent Record Date, such subsequent Record Date to be not less than five days prior to the date of payment of such defaulted interest, notice whereof shall be given to holders of Notes of this series not less than 15 days prior to such subsequent Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Interest hereon for any period shorter than a full annual interest period will be calculated on the basis of the actual number of days elapsed and a year of 365 days. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of Y1 to be rounded upwards to the nearest Y1 per Note.

         If either a date for payment of principal or interest on the Notes or the Maturity of the Notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the date for payment of principal or interest on the Notes or the Maturity of the Notes. For these purposes, "Business Day" means any day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in (a) the relevant place of payment and (b) each of The City of New York, Tokyo and London.

                  Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in London or The City of New York in Japanese Yen, provided that holders of interests in this Note through The Depository Trust Company will receive payment in United States dollars unless they make an election to receive payment in Japanese Yen in accordance with the procedures of The Depository Trust Company and the Fiscal Agency Agreement dated as of October 30, 2003 (the "Fiscal Agency Agreement"), in which case the exchange agent under the Fiscal Agency Agreement will convert the Japanese Yen paid by the Company into U.S. dollars in accordance with the Fiscal Agency Agreement.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee or by the authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: October 30, 2003

                                            CITIGROUP INC.

                                            By: ________________________________
                                            Title:

ATTEST:

By: _________________________
Assistant Secretary

                  This is one of the Notes of the series issued under the within-mentioned Indenture.

Dated: October 30, 2003
                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By: _________________________________
                                        Name:
                                        Title:

                                    -or-

                                    CITIBANK, N.A., LONDON OFFICE,
                                       as Authenticating Agent

                                    By: _________________________________
                                        Name:
                                        Title:

                  This Note is one of a duly authorized issue of Securities of the Company (the "Notes"), issued and to be issued in one or more series under the Indenture, dated as of March 15, 1987 (as amended and supplemented to date, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially issued in the aggregate principal amount of Y50,000,000,000.

                  So long as the Notes of this series are in the form of Global Securities only, all Notes of this series will collectively be evidenced (a) by this Global Note (the "DTC Global Note") and (b) by the Global Security of this series registered in the name of Citivic Nominees Limited (the "International Global Note"). The DTC Global Note and the International Global Note will at all times collectively represent the aggregate principal amount of this series outstanding from time to time. If at any time a portion of the International Global Note is exchanged for an interest in the DTC Global Note, the principal amount of the DTC Global Note shall be increased by the amount of such portion, and the DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase, subject to the limitation that in no event may the principal amount of the DTC Global Note be greater than the equivalent in U.S. dollars of $500,000,000. If at any time a portion of the DTC Global Note is exchanged for an interest in the International Global Note, the principal amount of the DTC Global Note shall be decreased by the amount of such portion, and the DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease. To ascertain the U.S. dollar equivalent of the principal amount endorsed on the Schedule of Exchanges of Interests attached to the DTC Global Note, inquiry shall be made of the exchange agent under the Fiscal Agency Agreement, and the U.S. dollar equivalent quoted by such exchange agent (and the date of such quote) shall be noted on such Schedule of Exchanges of Interests next to the corresponding Yen amount.

                  If an event of default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in Sections 11.03 and 11.04 thereof, which provisions apply to this Note.

                  The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of Securities at the time Outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification will (x) extend the fixed maturity of any Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which Securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each Security so affected, or (y) reduce the aforesaid percentage of Securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all Securities of such series then Outstanding, or (z) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  This Note is a Global Security registered in the name of a nominee of the Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Notes in certificated form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

                  The Notes represented by this Global Security are exchangeable for definitive Notes in certificated form of like tenor as such Notes in denominations of Y100,000 and whole multiples of Y100,000 only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the DTC Global Notes or (ii) the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (iii) the Company in its sole discretion decides to allow the Notes to be exchanged for definitive Notes in registered form. Any Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Notes in certificated form is registrable in the register maintained by the Company for such purpose, upon surrender of the definitive Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on the definitive Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Note is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depository or its nominee.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company will pay additional amounts ("Additional Amounts") to the beneficial owner of any Note that is a non-United States person in order to ensure that every net payment on such Note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a Note means a payment by the Company or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These Additional Amounts will constitute additional interest on the Note.

         The Company will not be required to pay Additional Amounts, however, in any of the circumstances described in items (1) through (13) below.

         (1) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (a) having a relationship with the United States as a citizen, resident or otherwise;

                  (b)      having had such a relationship in the past or

                  (c)      being considered as having had such a relationship.

         (2) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

                  (a) being treated as present in or engaged in a trade or business in the United States;

                  (b) being treated as having been present in or engaged in a trade or business in the United States in the past or

                  (c) having or having had a permanent establishment in the United States.

         (3) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

                  (a)      personal holding company;

                  (b)      foreign personal holding company;

                  (c) foreign private foundation or other foreign tax-exempt organization;

                  (d)      passive foreign investment company;

                  (e)      controlled foreign corporation or

                  (f) corporation which has accumulated earnings to avoid United States federal income tax.

         (4) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote or by reason of the beneficial owner being a bank that has invested in a Note as an extension of credit in the ordinary course of its trade or business.

For purposes of item (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

         (5) Additional Amounts will not be payable to any beneficial owner of a Note that is a:

                  (a) fiduciary;

                  (b) partnership;

                  (c) limited liability company or

                  (d) other fiscally transparent entity

                  or that is not the sole beneficial owner of the Note, or any portion of the Note. However, this exception to the obligation to pay Additional Amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

         (6) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay Additional Amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

         (7) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a Note by the Company or a paying agent.

         (8) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

         (9) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

         (10) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any:

                  (a)      estate tax;

                  (b)      inheritance tax;

                  (c)      gift tax;

                  (d)      sales tax;

                  (e)      excise tax;

                  (f)      transfer tax;

                  (g)      wealth tax;

                  (h)      personal property tax or

                  (i) any similar tax, assessment or other governmental charge.

         (11) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a Note if such payment can be made without such withholding by any other paying agent.

         (12) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive.

         (13) Additional Amounts will not be payable if a payment on a Note is reduced as a result of any combination of items (1) through
                  (12) above.

         Except as specifically provided herein, the Company will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

         As used in this Note, "United States person" means:

         (a)      any individual who is a citizen or resident of the United
                  States;

         (b) any corporation, partnership or other entity created or organized in or under the laws of the United States;

         (c) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

         (d) any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

         Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

         Except as provided below, the Notes may not be redeemed prior to maturity.

         (1)      The Company may, at its option, redeem the Notes if:

                  (a) the Company becomes or will become obligated to pay Additional Amounts as described above;

                  (b) the obligation to pay Additional Amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after October 24, 2003 and

                  (c) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Notes or taking any action that would entail a material cost to the Company.

         (2)      The Company may also redeem the Notes, at its option, if:

                  (a) any act is taken by a taxing authority of the United States on or after October 24, 2003, whether or not such act is taken in relation to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay Additional Amounts as described above;

                  (b) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Notes or taking any action that would entail a material cost to the Company and

                  (c) the Company receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts described above, and delivers to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Notes pursuant to their terms.

Any redemption of the Notes as set forth in clauses (1) or (2) above shall be in whole, and not in part, and will be made at a redemption price equal to 100% of the principal amount of the Notes Outstanding plus accrued interest thereon to the date of redemption. Holders shall be given not less than 30 days nor more than 60 days prior notice by the Trustee of the date fixed for such redemption.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Notes are governed by the laws of the State of New York.

                       SCHEDULE OF EXCHANGES OF INTERESTS

                  The following exchanges of a part of this Note for an interest in another Global Security or for a certificated Note, or exchanges of a part of another Global Security or certificated Note for an interest in this Note, have been made:

                                                                                                               Signature of
                                                                                 Principal Amount of this   Authorized Officer
                      Amount of decrease in          Amount of increase in         Note following such         of Trustee or
Date of Exchange  Principal Amount of this Note  Principal Amount of this Note    decrease (or increase)       Fiscal Agent
----------------  -----------------------------  -----------------------------   ------------------------   ------------------
October 30, 2003  (original issuance)                                                    Y
                                                                                           -------                -------
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

* This Schedule may be used by the Trustee, Paying Agent, Fiscal Agent or other agent of the Company in respect of this Note, and, if so used, shall be deemed a part thereof for all purposes.